CONSENT OF INDEPENDENT AUDITORS	Exhibit 23(e)

We consent to the incorporation by reference in Registration Statements No. 33-81706, No. 33-62645, No. 333-35118 and No. 333-69690 on Form S-8 of REX American resources Corporation and subsidiaries of our report dated November 24, 2009, relating to the financial statements of Patriot Renewable Fuels, LLC as of December 31, 2008 and 2007 and for the years ended December 31, 2008 and 2007, appearing in this annual Report on Form 10-K of REX American Resources Corporation and subsidiaries for the year ended January 31, 2011.

/S/ DELOITTE & TOUCHE LLP

Davenport, Iowa

April 15, 2011